EXHIBIT 6

Certification of Derek Pannell, Chief Executive Officer

In connection with the Annual Report of Noranda Inc. (the "Company") on Form 40-F for the fiscal year ended December 31, 2003 (the "Report"), I, Derek Pannell, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes Oxley Act of 2002, that:

    (1)
    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)
    The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2004

By:	/s/ DEREK PANNELL Derek Pannell Chief Executive Officer